                                                                      EXHIBIT 5b

                             SUB-ADVISORY AGREEMENT
                         PACIFIC CAPITAL SMALL CAP FUND
                    PACIFIC CAPITAL INTERNATIONAL STOCK FUND


                AGREEMENT made as of ________, 1998 among Pacific Century Trust (the "Adviser"), Nicholas Applegate Capital Management ("Sub-Adviser"), and Pacific Capital Funds (the "Trust").

                  WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, the Adviser has been appointed investment adviser to the Trust's Pacific Capital Small Cap Fund and International Stock Fund series (each a "Fund"); and

                  WHEREAS, the Adviser desires to retain Sub-Adviser to assist it in the provision of a continuous investment program for the Funds and Sub-Adviser is willing to do so;

                  WHEREAS, the Board of Trustees of the Trust and each Fund's sole shareholder have approved this Agreement, and Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1. Appointment. The Adviser hereby appoints Sub-Adviser to act as sub-adviser to each Fund as permitted by the Adviser's Advisory Agreement with the Trust pertaining to the Fund. Intending to be legally bound, Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

                  2. Sub-Advisory Services. Subject to the supervision of the Trust's Board of Trustees, Sub-Adviser will assist the Adviser in providing a continuous investment program with respect to the foreign component of each Fund's portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in each Fund's prospectus and resolutions of the Trust's Board of Trustees applicable to the Fund.

                  Without limiting the generality of the foregoing, Sub-Adviser further agrees that it:

                  (a) will prepare, subject to the Adviser's approval, lists of foreign countries for investment by the International Stock Fund and determine from time to time what securities and other investments will be purchased, retained or sold for each Fund, including, with the assistance of the Adviser, each Fund's investments in futures and forward currency contracts;

                   (b) will manage in consultation with the Adviser each Fund's temporary investments in securities;

                   (c) will place orders pursuant to its investment determinations for each Fund either directly with the issuer or with any broker or dealer;

                   (d) will not purchase shares of either Fund for itself or for accounts with respect to which it exercises sole investment discretion in connection with such transactions except as permitted by the Trust's Board of Trustees or by federal, state and local law;

                   (e) will manage each Fund's overall cash position, and determine from time to time what portion of the Fund's assets will be held in different currencies;

                   (f) will provide the Adviser with foreign broker research, a quarterly review of international economic and investment developments, and occasional "Spot Lights" on international investment issues;

                   (g) will attend regular business and investment-related meetings with the Trust's Board of Trustees and the Adviser if requested to do so by the Trust and/or the Adviser; and

                   (h) will maintain books and records with respect to the securities transactions for each Fund, furnish to the Adviser and the Trust's Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Adviser all reports to the Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings.

                3. Covenants by Sub-Adviser. Sub-Adviser agrees with respect to the services provided to each Fund that it:

                (a) will conform with all Rules and Regulations of the Securities and Exchange Commission;

                (b) will telecopy trade information to the Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

                (c) will treat confidentially and as proprietary information of the Trust all records and other information relative to) the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities), or when so requested by the Trust.

                4. Services Not Exclusive. Except as provided herein, the services furnished by Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies, except that the Sub-Adviser will not enter into an agreement to provide principal adviser or sub-advisory services to any registered investment company that distributes any class of shares in Hawaii, Guam or Arizona, or (ii) limit or restrict Sub-Adviser from buying, selling or trading any securities or other investments (including any securities or other investments which either Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to either Fund under this Agreement.

                5. Portfolio Transactions. Investment decisions for each Fund shall be made by Sub-Adviser independently from those for any other investment companies and accounts advised or managed by Sub-Adviser. The Funds and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, Sub-Adviser may aggregate the securities to be sold or purchased for the Funds with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

                Sub-Adviser shall place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Funds' policies and restrictions regarding brokerage allocations. Sub-Adviser shall place orders pursuant to its investment determination for the Funds either directly with the issuer or with any broker or dealer selected by Sub-Adviser. In executing portfolio and selecting brokers or dealers, Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which Sub-Adviser or any of its affiliates exercises investment discretion. Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for each Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser's overall responsibilities to the Fund and to the Company. In no instance will portfolio securities be purchased from or sold to Sub-Adviser, or the Funds' principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange Commission.

                6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-I under the 1940 Act.

                7. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Funds.

                8. Compensation.

                   (a) For the services provided and the expenses assumed with respect to each Fund pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable monthly, from Adviser, calculated at the annual rate of 0.65% of the Fund's average daily net assets;

                9. Standard of Care; Limitation of Liability. Sub-Adviser shall exercise due care and diligence and use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, but shall not be liable for any action taken or omitted by Sub-Adviser in performance of services rendered hereunder in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

                10. Reference to Sub-Adviser. Neither the Adviser nor any affiliate or agent of it shall make reference to or use the name of Sub-Adviser or any of its affiliates, or any of their clients, except references concerning the identity of and services provided by Sub-Adviser to the Funds, which references shall not differ in substance from those included in the current registration statement pertaining to the Funds, this Agreement and the Advisory Agreement between the Adviser and the Trust with respect to the Funds, in any advertising or promotional materials without the prior approval of Sub-Adviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any affiliate thereof to satisfy the foregoing obligation.

                11. Duration and Termination. Unless Sooner terminated, this Agreement shall continue with respect to a Fund until _________, 2000 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50 % of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement (the "Disinterested Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to either Fund at any time without penalty, on 60 days' notice, by Adviser, Sub-Adviser or by the Trust's Board of Trustees or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50 % of the outstanding shares of the Fund are present in person or by proxy or
(b) more than 50% of the outstanding shares of the Fund. This Agreement will terminate automatically with respect to a Fund in the event of its assignment (as defined in the 1940 Act),

                12. Amendment of this Agreement. No provision of Agreement. may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to a Fund until approved by the vote of (i) a majority of the outstanding voting securities of the Fund and (ii) a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval.

                13. Notice. Any notice, advice or report to be given pursuant to ft Agreement shall be delivered or mailed:

                To Sub-Adviser at:
                -----------------
                       Nicholas-Applegate Capital Management
                       600 West Broadway, 32nd Floor
                       San Diego, California 92101

                To the Adviser at:
                -----------------
                       Pacific Century Trust
                       111 S. King Street
                       Honolulu, Hawaii 96813

                To the Trust at:
                ---------------
                       c/o BISYS Fund Services
                       3435 Stelzer Road, Ste. 1000
                       Columbus, OH 43219-3035


                14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts.

                15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                16. Personal Liability. The names "Pacific Capital Funds" and "Trustees" refer respectively to the Trust created and to the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of October 30, 1992 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Pacific Capital Funds" entered into in the name or on behalf-hereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

      Attest:                               PACIFIC CENTURY TRUST

____________________                        Name: _____________________________
                                            Title: ____________________________

                                            NICHOLAS-APPLEGATE CAPITAL
MANAGEMENT


                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                            PACIFIC CAPITAL FUNDS


                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________